PRESS RELEASE

Nephros Appoints Oliver Spandow to its Board of Directors

Seasoned Executive Adds Significant Operational and M&A Expertise

SOUTH ORANGE, NJ, August 13, 2018 — Nephros, Inc. (OTCQB: NEPH), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters announced today the appointment of Oliver Spandow to its Board of Directors.

Mr. Spandow is currently the CFO, Executive Vice President and a member of the board of directors of IDOC, LLC, an optometry-based consulting and member service organization. Prior to IDOC, Mr. Spandow spent 15 years with Johnson and Johnson (J&J), including roles as the General Manager of the JNJ Vision Care business in the United Kingdom and Ireland, Vice President of Strategic Accounts and Business Insights at Vistakon (J&J) USA, and Vice President, Finance and CFO of Vistakon (J&J) USA. While at JNJ, in addition to general finance, sales and marketing roles, he was involved with multiple acquisitions, divestment, and licensing deals. Prior to J&J, Mr. Spandow was a Management Consultant with Price Waterhouse. Mr. Spandow holds a B.S. in Finance from the University of Connecticut and an MBA from the Fuqua School of Business, Duke University.

“We are very excited to have Oliver join our Board,” said Daron Evans, CEO of Nephros. “Oliver’s experience with transactions and organization scale-up in the medical device space provides Nephros with a valuable resource as we continue to focus on expansion.”

“The Nephros team has done a great job over the last few years building a self-sustaining, growing business,” said Mr. Spandow. “I am excited to join the company’s board at this time of rapid growth. I look forward to working closely with the management team to help Nephros achieve its full growth potential in its core infection control and dialysis water businesses, as well as participating in the evaluation of potential strategic steps to broaden its market segments and product portfolio.”

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters, as well as a hemodiafiltration system for the treatment of patients with End Stage Renal Disease through its Specialty Renal Products, Inc. subsidiary. Nephros filters or ultrafilters are used primarily in medical applications in various settings. These ultrafilters are used by dialysis centers for assisting in the added removal of biological contaminants from the water and bicarbonate concentrate supplied to hemodialysis machines and the patients. Additionally, Nephros ultrafilters are used in hospitals and medical clinics for added protection in retaining bacteria (i.e. Legionella, Pseudomonas), virus and endotoxin from water. These ultrafilters provide barriers that assist in improving infection control with showers, sinks, and ice machines.

For more information about Nephros, please visit its website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the potential strategic steps, the anticipated benefits from Mr. Spandow’s appointment to the Board of Directors and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including changes in business, economic and competitive conditions, regulatory reforms, foreign exchange rate fluctuations, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017. Nephrosdoes not undertake any responsibility to update the forward-looking statements in this release.

Contact:

Andrew Astor, Chief Financial Officer

Phone: 201-345-0824

Email: andy@nephros.com